UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Today, January 26, 2017, ESCO Technologies Inc. (the Company) is announcing as follows:

In response to updated voting guidelines issued by a proxy advisory firm in November, 2016, and in conjunction with the 2017 annual governance review by the Company’s Board of Directors, the Company’s management and Board will review the restrictions in the Company’s Articles of Incorporation on the ability of the shareholders to amend the Company’s Bylaws. The Company expects that as a result of this process the Board will propose the modification or removal of these restrictions to the Company’s shareholders for approval at their next meeting.